Exhibit 4(f)

                              Certificate of Amendment
                                      of the
                            Certificate of Incorporation
                                        of
                                Xerox Corporation
                 Under Section 805 of the Business Corporation Law


     We, the undersigned, Eunice M. Filter, Vice President and Martin
S. Wagner, Assistant Secretary of Xerox Corporation (the "Corporation") hereby certify that:

     1. The name of the Corporation is "XEROX CORPORATION". The name under which the Corporation was formed is "THE HALOID COMPANY".

     2. The Certificate of Incorporation was filed by the Department of State on April 18, 1906 under the name The Haloid Company.

     3. The Certificate of Incorporation of the Corporation is hereby being amended pursuant to Section 805 of the BCL (i) to reduce the number of authorized shares of Cumulative Preferred Stock, par value $1.00 per share, of the Corporation ("Cumulative Preferred Stock") and (ii) to reduce the stated capital of the Corporation resulting from the elimination, pursuant to Section 515(e) of the BCL and subdivision 4 of Article FOURTH of the Certificate of Incorporation of the Corporation, of 500,000 shares of Cumulative Preferred Stock (consisting of 500,000 shares of the Corporation's $3.6875 Ten-Year Sinking Fund Preferred Stock, a series of Cumulative Preferred Stock) heretofore acquired by the Corporation by a sinking fund redemption. Subdivision 4 of Article FOURTH of the Certificate of Incorporation of the Corporation prohibits the reissue of any shares of Cumulative Preferred Stock of any series redeemed or retired pursuant to a sinking fund and requires that such shares be eliminated in the manner provided by law from the authorized capital stock of the Corporation.

     4. The lead-in paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation reads as follows:

          "FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 1,050,000,000 shares of Common Stock, of the par value of $1.00 each (hereinafter referred to as "Common Stock"), 600,000 shares of Class B Stock of the par value of $1.00 each (hereinafter referred to as "Class B Stock"), and 22,543,067 shares of Cumulative Preferred Stock, of the par value of $1.00 each (hereinafter referred to as "Cumulative Preferred Stock")."

     5. The lead-in paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

          "FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 1,050,000,000 shares of Common Stock, of the par value of $1.00 each (hereinafter referred to as "Common Stock"), 600,000 shares of Class B Stock of the par value of $1.00 each (hereinafter referred to as "Class B Stock"), and 22,043,067 shares of Cumulative Preferred Stock, of the par value of $1.00 each (hereinafter referred to as "Cumulative Preferred Stock")."

     6. The stated capital of the Corporation is hereby decreased by $500,000, the amount represented by the shares of Cumulative Preferred Stock heretofore acquired by the Corporation by a sinking fund redemption and thereafter cancelled or eliminated.

     7. The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the Board of Directors of the Corporation at a meeting duly called and held on May 16, 1996.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: June 4, 1996

                                      /s/ EUNICE M. FILTER
                                    --------------------------
                                    Name:  Eunice M. Filter
                                    Title: Vice President

                                      /s/ MARTIN S. WAGNER
                                    --------------------------
                                    Name:  Martin S. Wagner
                                    Title: Assistant Secretary